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                                  EXHIBIT 99.1

PRESS RELEASE

                 ESCALADE ANNOUNCES DIVIDEND AND DIVIDEND POLICY

Wabash, IN (February 18, 2004) -- Escalade, Inc. (ESCA), announced that its Board of Directors authorized the payment of a twenty-four cent ($0.24) per share dividend payable March 12, 2004, to all shareholders of record on March 5, 2004.

C.W. (Bill) Reed, President and CEO, stated that "This decision was based upon the strong earnings and cash flow in 2003 and our confidence that the cash flow in 2004 will be equally as strong and adequate to support both a dividend and our operating capital requirements. Additionally, the intent of the Company is to establish a pattern of paying a dividend at least annually."

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.